Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-112420) of our report dated March 11, 2009, included in the Annual Report on Form 10-K of Jacksonville Bancorp, Inc. for the year ended December 31, 2008.

/s/ BKD, LLP

Decatur, Illinois
March 11, 2009